MAZARS

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of:
CH International Holdings Limited

We hereby consent to your incorporation by reference of our audit report dated July 11, 2008 relating to the consolidated financial statements of CH International Holdings Limited as of and for the years ended September 30, 2007 and 2006 in the Current Report Form 8-K of Sino-Biotics, Inc.

Mazars

Mazars CPA Limited
Certified Public Accountants
Hong Kong
July 16, 2008

MAZARS CPA LIMITED
馬賽會計師事務所有限公司
34TH FLOOR, THE LEE GARDENS, 33 HYSAN AVENUE, CAUSEWAY BAY, HONG KONG
香港銅鑼灣希慎道33號利園廣場34樓
TEL : (852) 2909 5555 - FAX: (852) 2810 0032 - info@mazars.com.hk - www.mazars.com.hk